                         SHELBOURNE PROPERTIES II, INC.

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF SHARES OF COMMON STOCK

         This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer if certificates evidencing shares of common stock, $0.01 par value per share, of Shelbourne Properties II, Inc., a Delaware corporation, are not immediately available, or if the procedure for book-entry transfer described in the Offer to Purchase dated July 5, 2002, and the related Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the offer, cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an Agent's Message in the case of a book-entry transfer (as defined in the Offer to Purchase) or the specific acknowledgement in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility (as defined in the Offer to Purchase), and any other required documents, to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

         This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the offer is:

                     AMERICAN STOCK TRANSFER & Trust Company

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
By Mail:                                By Overnight Delivery:                 By Hand Delivery:

American Stock Transfer &               American Stock Transfer &              American Stock Transfer &
  Trust Company                           Trust Company                          Trust Company
59 Maiden Lane                          59 Maiden Lane                         59 Maiden Lane
Plaza Level                             Plaza Level                            Plaza Level
New York, New York 10038                New York, New York 10038               New York, New York 10038
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                     Facsimile Transmission: (718) 234-5001

            Confirm Receipt of Facsimile by Telephone: (212) 936-5100

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO SHELBOURNE OR HX INVESTORS WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned tenders to HX Investors, L.P. at the price per share of $62.00, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. All shares tendered and purchased will include the associated rights to purchase Series A Junior Participating Cumulative Preferred Stock purchase rights issued pursuant to the Shareholder Rights Agreement dated as of February 8, 2001, as amended, between Shelbourne and American Stock Transfer & Trust Company, as rights agent, and, unless the context otherwise requires, all references to shares include the associated preferred stock purchase rights.



           NUMBER OF SHARES TO BE TENDERED:                   SHARES
                                               ---------------
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
Signature(s):
               ----------------------------------------------------------------------------------------------------

Name(s) of Record Holder(s):
                              -------------------------------------------------------------------------------------
                                             Please Type or Print

Certificate Nos.:
                   ------------------------------------------------------------------------------------------------

Address:
          ---------------------------------------------------------------------------------------------------------
                                                                                                           Zip Code

Daytime Area Code and Telephone No.:
                                      -----------------------------------------------------------------------------

Date:                             , 2002
      ---------------------------

If shares will be delivered by book-entry transfer, provide the following information:

Account Number:
                 --------------------------------------------------------------------------------------------------
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                                       2

                                    GUARANTEE
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

         The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary's account at the Book-Entry Transfer Facility, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an Agent's Message in the case of a book-entry transfer or the specific acknowledgement in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility, and any other required documents, all within three American Stock Exchange trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the Eligible Institution.

                 Name of Firm:
                                ------------------------------------------------

                 Address:
                           -----------------------------------------------------

                 Zip Code:
                            ----------------------------------------------------

                 Area Code and Telephone No.:
                                               ---------------------------------

                 Authorized Signature
                                       -----------------------------------------

                 Name:
                        --------------------------------------------------------

                 Please Print:
                                ------------------------------------------------

                 Title:
                         -------------------------------------------------------

Date:               , 2002
      -------------

Note: Do not send share certificates with this form. Certificates for shares should be sent with the Letter of Transmittal.



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